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                                                                    Exhibit 3.45

                            CERTIFICATE OF AMENDMENT

                                       OF

                       CAPSTAR WASHINGTON COMPANY, L.L.C.

     1. The name of the limited liability company is: CAPSTAR WASHINGTON COMPANY, L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:


          "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3. This Certificate of Amendment shall be effective on July 1, 1998

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CAPSTAR WASHINGTON COMPANY, L.L.C. this 25th day of June, 1998.


                                             /s/ Christopher L. Bennett
                                             ------------------------------
                                             Christopher L. Bennett
                                        By:  Authorized Person

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                            CERTIFICATE OF FORMATION

                                       OF

                       CAPSTAR WASHINGTON COMPANY, L.L.C.

     This Certificate of Formation of CAPSTAR WASHINGTON COMPANY, L.L.C. (the "LLC"), dated as of September 27, 1996, is being duly executed and filed by William H. Diamond, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et. seq.).

          FIRST. The name of the limited liability company formed hereby is CapStar Washington Company, L.L.C.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                  /s/ William H. Diamond
                                                  ----------------------------
                                                  William H. Diamond
                                                  Authorized Person